EXHIBIT 8

                               ALSTON & BIRD LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-4777

                               September 18, 1997

Highwoods Properties, Inc.
3100 Smoketree Court
Suite 600
Raleigh, North Carolina 27604

       Re: $1,250,000 Aggregate Offering Price of Securities (the "Securities") of Highwoods Properties, Inc. (the "Company") and Highwoods/Forsyth Limited Partnership

Ladies and Gentlemen:

     In connection with a registration statement on Form S-3, File No. 333-31183 (the "Registration Statement"), you have asked us to render an opinion with respect to the qualification of the Company as a real estate investment trust ("REIT") under Sections 856 - 860 of the Internal Revenue Code of 1986, as amended, (the "Code").

     This opinion is based solely on various assumptions and facts as set forth in the Registration Statement and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate") attached hereto and made a part hereof. We have made no independent inquiry as to the factual matters set forth therein.

     In addition to the foregoing, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement; (ii) Company's Form 10-K reports for the years 1994 through 1996;
(iii) the Company's Annual Reports to Stockholders for the years 1994 through 1996; (iv) the Company's Articles of Incorporation; (v) the Company's Bylaws; and (vi) the Partnership Agreement for Highwoods/Forsyth Limited Partnership. We have examined no other documents and our opinion is limited to matters determined through an examination of such documents and the factual matters set forth in the Officer's Certificate. We, however, have received the attached letter from Ernst & Young, L.L.P. ("Ernst & Young"), and we have discussed the matters contained therein with Ernst & Young and they have verified to us that they are aware of no matter that would make the opinion provided below inaccurate or


 1211 East Morehead Street         3605 Glenwood Avenue         601 Pennsylvania Avenue, N.W.
    P.O. Drawer 34009                P.O. Drawer 31107            North Building, Suite 250
  Charlotte, NC 28234-4009         Raleigh, NC 27622-1107          Washington, DC 20004-2601
       704-331-6000                    919-420-2200                      202-508-3300
      Fax: 704-334-2014               Fax: 919-881-3175                Fax: 202-508-3333

Highwoods Properties, Inc.
September 18, 1997
Page 2


incomplete. The representations made in such letter also serve as a basis for our opinions expressed herein.

     In rendering the opinions set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, and the conformity of authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the affect thereon, of other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matter of municipal law or the laws of any other local agencies within any state.

     Based solely on the facts in the Registration Statement and the Officer's Certificate, we are of the opinion that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1994 through 1996 and that the Company is in a position to continue its qualification as a REIT within the definition of Section 856(a) of the Code for the taxable year that will end December 31, 1997. With respect to 1997, we note that the Company's status as a REIT at any time during such year is dependent, among other things, upon the Company meeting the requirements of Sections 856 through 860 of the Code throughout the year and for the year as a whole. Accordingly, because the Company's satisfaction of such requirements will depend upon future events, it is not possible to assure that the Company will satisfy the requirements to be a REIT during such year.

     In addition, we have participated in the preparation of the material under the heading "Federal Income Tax Consideration" of the Registration Statement and we are of the opinion that the federal income tax treatment described therein is accurate in all material respects.

     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the opinions stated herein.

     This opinion is furnished only to you, is solely for your use in connection with the Registration Statement, and is limited to the specific matters covered hereby and should

Highwoods Properties, Inc.
September 18, 1997
Page 3


not be interpreted to imply that the undersigned has offered its opinion on any other matter. This opinion may be relied upon only by the parties to whom it is addressed and may not be quoted, circulated, or used for any other purpose without our prior written consent. We, however, hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                            Very truly yours,

                                            ALSTON & BIRD, L.L.P.



                                            By: /s/ Pinney L. Allen
                                               _____________________________
                                                 Pinney L. Allen

PLA: mmh
Attachments
[AD972600.114]